Exhibit 99.1

NEWS RELEASE
www.vocaltec.com

MAGICJACK REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

•	Total net revenues of $143.5 million during FY13
•	Access rights renewal revenues up 30% year-over-year in FY13 to $57.0 million
•	FY13 GAAP operating income of $47.4 million, adjusted EBITDA of $58.2 million
•	FY13 GAAP diluted EPS of $3.81, includes a one-time $40.5 million tax benefit
•	FY 14 net revenues projected to be in the range of $158 and $163 million
•	FY 14 Adjusted EBITDA projected to be in the range of $48 and $52 million
•	Cash, cash equivalents and investments of $54.8 million and no debt

West Palm Beach, FL and Jerusalem, Israel, March 12, 2014 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading cloud communications company, today announced financial results for the fourth quarter and full year ended December 31, 2013.

"We were pleased with the ongoing strong demand for our services evidenced by the significant growth of our combined registered APP and active device users during the fourth quarter," said magicJack VocalTec President and CEO Gerald Vento.  "The transformation of magicJack is well underway and we expect our updated branding and expanding distribution channels to pay dividends as the year progress.  The company remains well positioned to execute its growth strategy due to its strengthened balance sheet, nationally recognized brand, established customer base, high visibility distribution channels and low cost technology platform.”

Fourth Quarter 2013 Financial Highlights:

–
Net revenues: Total net revenues were $38.2 million.  Net revenues from the sales of magicJack devices were $15.1 million and access rights renewal revenues were $14.8 million, an increase of 23% on a year-over-year basis, and accounted for 39% of total net revenues. Prepaid minute revenues were $3.0 million and access and wholesale charges were $1.8 million during the quarter. Other revenue contributed the remaining $3.6 million of total net revenues during the fourth quarter of 2013.

–	Operating income: GAAP operating income for the fourth quarter of 2013 was $9.9 million, compared to $16.2 million for the fourth quarter of 2012.

–	Adjusted EBITDA: Adjusted EBITDA was $14.0 million for the fourth quarter of 2013 compared to $18.3 million for the fourth quarter of 2012.

–
Net income: GAAP net income for the fourth quarter of 2013 was $45.3 million, compared to $22.3 million for the same period last year. GAAP diluted income per share for the fourth quarter was $2.50, based on 18.1 million weighted-average diluted shares outstanding, compared to $1.17, based on 19.0 million weighted-average diluted shares outstanding, for the same period last year.

–
GAAP net income during the fourth quarter of 2013 includes a $40.5 million tax benefit related to the release of a valuation allowance, compared to a valuation allowance release of $10.9 million for 2012. Without the valuation allowance, GAAP net income for the fourth quarter of 2013 would have been $4.8 million, compared to $11.3 million in 2012, and GAAP diluted income per share for the fourth quarter would have been $0.26 compared to $0.60 for 2012.

–
Non-GAAP net income: Non-GAAP net income for the fourth quarter of 2013 was $12.6 million, compared to $17.3 million for the fourth quarter of 2012. Non-GAAP net income per diluted share for the fourth quarter was $0.69, based on 18.1 million weighted-average diluted shares outstanding, compared to $0.91 per diluted share, based on 19.0 million weighted-average diluted shares outstanding, for the same period last year.

NEWS RELEASE
www.vocaltec.com

–
Cash and free cash flow: As of December 31, 2013, magicJack VocalTec had cash, cash equivalents and investments of $54.8 million.  During the fourth quarter of 2013, the Company generated $6.3 million in free cash flow.

Full Year 2013 Financial Highlights:

–
Net Revenues: Total net GAAP revenues were $143.5 million.  Net revenues from the sales of magicJack devices were $54.5 million and access rights renewal revenues were $57.0 million, an increase of 30% on a year-over-year basis, and accounted for 40% of total net revenues. Prepaid minute revenues were $12.6 million and access and wholesale charges were $6.2 million during the full year of 2013. Other revenue contributed the remaining $13.2 million of total net revenues during the full year of 2013.

–	Operating Income: GAAP operating income for the full year 2013 was $47.4 million, compared to a GAAP operating income of $43.6 million for 2012.

–	Adjusted EBITDA: Adjusted EBITDA was $58.2 million compared to $47.1 million for 2012.

–
Net Income: GAAP net income for the full year of 2013 was $70.3 million, compared to net income of $55.9 million for 2012. GAAP net income per diluted share attributable to ordinary shareholders was $3.81 based on 18.5 million weighted-average diluted shares outstanding for the full year 2013, compared to $2.73 per diluted share attributable to ordinary shareholders, based on 20.0 million weighted-average diluted shares outstanding for 2012.

–
GAAP net income during the full year 2013 includes a $40.5 million tax benefit related to the release of a valuation allowance, compared to a valuation allowance release of $10.9 million for 2012. Without the valuation allowance, GAAP net income for the full year of 2013 would have been $29.8 million, compared to $44.9 million in 2012, and GAAP diluted income per share for the full year 2013 would have been $1.61 compared to $2.18 for 2012.

–
Non-GAAP net income: Non-GAAP net income for the full year of 2013 was $53.3 million, compared to $44.2 million for 2012. Non-GAAP net income per diluted share for the full year was $2.89, based on 18.5 million weighted-average diluted shares outstanding, compared to $2.15 per diluted share, based on 20.0 million weighted-average diluted shares outstanding, for 2012.

–	Free cash flow: During the full year of 2013, the Company generated $35.1 million in free cash flow.

A reconciliation of GAAP to non-GAAP financial measures, as well as the calculation of free cash flow has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

FY 2014 Financial Guidance:

As of March 12, 2014, magicJack is providing the following guidance for the full-year 2014:

–	Net revenues: Total net revenues for the full year 2014 are projected to be in the range of $158 and $163 million.

–	Adjusted EBITDA: Adjusted EBITDA for the full year 2014 is projected to be in the range of $48 and $52 million.

–	Effective tax rate: For the full year 2014 the effective tax rate is expected to be approximately 30% – 31%

NEWS RELEASE
www.vocaltec.com

Additional Fourth Quarter 2013 and Recent Highlights:

–	magicJack APP had 6.9 million registered APP users as of December 31, 2013, a quarter-over-quarter increase of 23%.

–	As of December 31, 2013, magicJack had an estimated 3.2 million active MJ subscribers, which we define as users of MJ or MJP that are under an active subscription contract.

–	magicJack activated 216,000 subscribers during the fourth quarter of 2013. Activations are defined as devices that become activated on to a subscription contract during a given period.

–
magicJack expanded its senior management team including Tim McDonald - Chief Operating Officer, Seth Cummings – Executive Vice President Marketing, Scott Venuti - Vice President of Sales and Distribution, and Mary Kennon – Vice President of Customer Experience.

–
magicJack experienced a significant income tax benefit for the quarter related to a valuation allowance release of $40.5 million comprised of $11.7 million related to various book and tax timing differences in the U.S., and $28.8 million primarily related to Israeli net operating losses.

–
magicJack used approximately $13 million in cash to purchase 1.06 million shares of common stock at a price per share of $12.24 per share. These shares were purchased from independent trustees of two irrevocable trusts previously created by the company's Founder.

–
magicJack remediated its material weakness related to reviewing and monitoring the accuracy of its income tax provision and calculation and received a clean opinion on its 2013 audit and internal controls report from BDO, its independent auditor.

Quarterly Conference Call:

magicJack VocalTec will host a conference call today at 5:00 p.m. EST to review the company's financial results for the fourth quarter and full year 2013. To access this call, dial 1-800-289-0487 (United States), or 1-913-312-0844 (international), with conference ID #3009722. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec’s website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm.  A recording of this conference call will also be available through March 26, 2014, by dialing 1-877-870-5176 (United States), or 1-858-384-5517 (international). The recording access code is #3009722.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of the magicJack and the industry’s original VoIP (voice over IP) service in 2008, is a leading cloud communications company. With its easy-to-use, low cost solution to telecommunications, the Company has sold more than 10 million award-winning magicJack devices, now in its third generation, and has the use of more than 30 technology patents. It is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and certification in number of states.

NEWS RELEASE
www.vocaltec.com

Non-GAAP Measures

The non-GAAP measures shown in this release exclude various items detailed further below.
magicJack defines Non-GAAP net revenues as GAAP net revenues excluding: a gain in operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of New magicJack Plus, and certain tax matters. magicJack defines adjusted EBITDA as GAAP operating income excluding: depreciation and amortization, share-based issuances, a gain in adjustment for operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of New magicJack Plus, former executive severance payments, customer care termination payment and certain tax matters. magicJack defines non-GAAP net income as GAAP net income excluding: share-based issuances, a gain in adjustment for operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of New magicJack Plus, former executive severance payments, customer care termination payment, and certain tax matters, a change in gain on investments, a change in fair value loss (gain) on common equity put options, and income tax expense. magicJack defines free cash flow as net cash provided by operating activities minus capital expenditures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

NEWS RELEASE
www.vocaltec.com

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, income, cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the continuing integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined Company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

Fourth quarter and full year 2013 financial tables follow:

NEWS RELEASE
www.vocaltec.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12
Net revenues	38,180	$41,427	143,492	$158,362
Cost of revenues	13,761	13,960	49,094	61,325
Gross profit	24,419	27,467	94,398	97,037
Operating expenses:
Advertising	5,856	3,845	14,293	23,181
General and administrative	6,612	6,618	26,998	27,697
Research and development	2,035	774	5,661	2,594
Total operating expenses	14,503	11,237	46,952	53,472
Operating income	9,916	16,230	47,446	43,565
Other income (expense):
Gains (losses) on investments	0	(2,078)	722	(738)
Interest and dividend income	43	245	318	783
Interest expense	(65)	(93)	(307)	(411)
Fair value (loss) gain on common equity put options	0	(1,084)	(1,047)	3,650
Other income, net	-	10	16	41
Total other (expense) income	(22)	(3,000)	(298)	3,325
Income before income taxes	9,894	13,230	47,148	46,890
Income tax benefit	(35,420)	(9,039)	(23,163)	(8,961)
Net income	$45,314	$22,269	$70,311	$55,851

Earnings per ordinary share:
Basic	$2.51	$1.17	$3.81	$2.80
Diluted	$2.50	$1.17	$3.81	$2.73
Weighted average ordinary shares outstanding:
Basic	18,089	18,970	18,468	19,916
Diluted	18,096	18,981	18,476	19,985

– More –

NEWS RELEASE
www.vocaltec.com

CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION
(In thousands)
(Unaudited)

	As of	As of
	31-Dec-13	31-Dec-12
ASSETS
Current Assets
Cash and cash equivalents	$45,997	$18,959
Marketable securities, at fair value	8,782	19,390
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	3,626	6,004
Inventories	4,490	5,340
Deferred costs	4,662	7,066
Deferred tax assets, current	11,267	1,114
Prepaid income taxes	11,956	98
Deposits and other current assets	818	1,313
Total current assets	91,598	59,284

Property and equipment, net	1,959	2,348
Intangible assets, net	15,656	16,136
Goodwill	32,304	32,304
Deferred tax assets, non-current	29,684	9,831
Deposits and other non-current assets	693	864
Total Assets	$171,894	$120,767

LIABILITIES AND CAPITAL EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$4,237	$3,651
Accrued expenses and other current liabilities	9,236	13,569
Deferred revenue, current portion	54,541	67,038
Total current liabilities	68,014	84,258

Deferred revenue, net of current portion	59,951	58,165
Other non-current liabilities	6,487	3,114
Total Capital Equity (Deficit)	37,442	(24,770)
Total Liabilities and Capital Equity (Deficit)	$171,894	$120,767

– More –

NEWS RELEASE
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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year	Year
	Ended	Ended
	31-Dec-13	31-Dec-12
Cash flows from operating activities:
Net income	$70,311	$55,851
Provision for doubtful accounts and billing adjustments	1,799	9,148
Share-based issuances	2,806	3,190
Depreciation and amortization	4,858	3,302
Increase of uncertain tax position	3,893	11
Deferred income tax benefit	(29,007)	(10,945)
Interest expense - non-cash	307	411
(Gains) losses on investments	(722)	738
Fair value loss (gain) on common equity put options	1,047	(3,650)
Contributed services	-	230
Changes in operating assets and liabilities	(20,011)	6,976
Net cash provided by operating activities	35,281	65,262
Cash flows from investing activities:
Purchases of investments	(368)	(129,166)
Proceeds from sales of investments	12,622	130,462
Purchases of property and equipment	(176)	(217)
Acquisition of intangible assets	(117)	(5,749)
Net cash provided by (used in) investing activities	11,961	(4,670)
Cash flows from financing activities:
Purchase of treasury stock	(18,704)	(66,509)
Proceeds from sale of common equity put options	-	12,185
Proceeds from exercise of ordinary share options	-	1,230
Payment of other non-current liabilities	(1,500)	(1,500)
Net cash used in financing activities	(20,204)	(54,594)

Net increase in cash and cash equivalents	27,038	5,998
Cash and cash equivalents, beginning of period	18,959	12,961
Cash and cash equivalents, end of period	$45,997	$18,959

– More –

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RECONCILIATION OF NET REVENUES TO ADJUSTED NET REVENUES
(In thousands)
(Unaudited)

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12
Net revenues	$38,180	$41,427	$143,492	$158,362
Operational change related to prepaid minutes	-	-	-	(2,998)
Adjustment for discontinued revenues	-	-	-	(1,001)
Favorable settlement with a retail sales broker	-	-	(1,192)	-
Transition costs related to introduction of New magicJack Plus	-	-	1,200	-
Certain tax matters	-	-	750	-
Non-GAAP net revenues	$38,180	$41,427	$144,250	$154,363

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12
GAAP Operating income	$9,916	$16,230	$47,446	$43,565
Depreciation and amortization	1,362	1,162	4,858	3,302
Share-based issuances	1,175	937	2,806	3,190
Operational change related to prepaid minutes	-	-	-	(2,998)
Favorable settlement with a retail sales broker	-	-	(1,192)	-
Transition costs related to introduction of New magicJack Plus	-	-	1,200	-
Former executive severance payments	-	-	798	-
Customer care termination payment	1,500	-	1,500	-
Certain tax matters	-	-	750	-
Adjusted EBITDA	$13,953	$18,329	$58,166	$47,059

– More –

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RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(In thousands)
(Unaudited)

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12
GAAP Net income	$45,314	$22,269	$70,311	$55,851
Share-based issuances	1,175	937	2,806	3,190
Operational change related to prepaid minutes	-	-	-	(2,998)
Favorable settlement with a retail sales broker	-	-	(1,192)	-
Transition costs related to introduction of New magicJack Plus	-	-	1,200	-
Former executive severance payments	-	-	798	-
Customer care termination payment	1,500	-	1,500	-
Certain tax matters	-	-	750	-
(Gain) losses on investments	-	2,078	(722)	738
Fair value loss (gain) on common equity put options	-	1,084	1,047	(3,650)
Income tax benefit	(35,420)	(9,039)	(23,163)	(8,961)
Non-GAAP Net income	$12,569	$17,329	$53,336	$44,170

GAAP Earnings per share – Diluted	$2.50	$1.17	$3.81	$2.73
Share-based issuances	0.06	0.05	0.15	0.16
Operational change related to prepaid minutes	-	-	-	(0.15)
Favorable settlement with a retail sales broker	-	-	(0.06)	-
Transition costs related to introduction of New magicJack Plus	-	-	0.06	-
Former executive severance payments	-	-	0.04	-
Customer care termination payment	0.08	-	0.08	-
Certain tax matters	-	-	0.04	-
Gain on investments	-	0.11	(0.04)	0.04
Fair value loss (gain) on common equity put options	-	0.06	0.06	(0.18)
Income tax benefit	(1.96)	(0.48)	(1.25)	(0.45)
Non-GAAP Earnings per share – Diluted	$0.69	$0.91	$2.89	$2.15

Weighted average ordinary shares outstanding: Diluted	18,096	18,981	18,476	19,985

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	31-Dec-13	31-Dec-12	31-Dec-13	31-Dec-12
Net cash provided by operating activities	$6,440	$20,790	$35,281	$65,262
Less: Capital expenditures	(92)	-	(176)	(217)
Free cash flow	$6,348	$20,790	$35,105	$65,045